Exhibit 99.3 Investor Presentation TM Electrify Our WorldExhibit 99.3 Investor Presentation TM Electrify Our World

Disclaimer FORWARD-LOOKING STATEMENTS This presentation (this “Presentation”) includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity and market share. These statements are based on various assumptions, whether or not identified in this Presentation, and on the current expectations of management of Navitas Semiconductor Limited (“Navitas” or the “Company”) and Live Oak Acquisition Corp. II (“LOKB”) and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Navitas and LOKB. These forward-looking statements are subject to a number of risks and uncertainties, including the possibility that the expected growth of Navitas’ business will not be realized, or will not be realized within the expected time period, due to, among other things: Navitas’ goals and strategies, future business development, financial condition and results of operations; Navitas’ customer relationships and ability to retain and expand these customer relationships; Navitas’ ability to accurately predict future revenues for the purpose of appropriately budgeting and adjusting Navitas’ expenses; Navitas’ ability to diversify its customer base and develop relationships in new markets; the level of demand in Navitas’ customers’ end markets; Navitas’ ability to attract, train and retain key qualified personnel; changes in trade policies, including the imposition of tariffs; the impact of the COVID-19 pandemic on Navitas’ business, results of operations and financial condition; the impact of the COVID-19 pandemic on the global economy; the ability of Navitas to maintain compliance with certain U.S. Government contracting requirements; regulatory developments in the United States and foreign countries; and Navitas’ ability to protect its intellectual property rights. Forward-looking statements are also subject to additional risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions; the inability of the parties to successfully or timely consummate the proposed business combination between Navitas and LOKB and related transactions (the “Proposed Business Combination”), including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the Proposed Business Combination or that the approval of the stockholders of LOKB is not obtained; failure to realize the anticipated benefits of the Proposed Business Combination; risks relating to the uncertainty of the projected financial information with respect to Navitas; risks related to the rollout of Navitas’ business and the timing of expected business milestones; the effects of competition on Navitas’ business; the amount of redemption requests made by LOKB’s public stockholders; the ability of LOKB or the combined company to issue equity or equity-linked securities in connection with the Proposed Business Combination or in the future; and those factors discussed in LOKB’s final prospectus filed with the Securities and Exchange Commission (the “SEC”) on December 4, 2020 under the heading “Risk Factors” and other documents of LOKB filed, or to be filed, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither LOKB nor Navitas presently know or that LOKB and Navitas currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect LOKB’s and Navitas’ expectations, plans or forecasts of future events and views as of the date of this Presentation. LOKB and Navitas anticipate that subsequent events and developments will cause LOKB’s and Navitas’ assessments to change. However, while LOKB and Navitas may elect to update these forward-looking statements at some point in the future, LOKB and Navitas specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing LOKB’s and Navitas’ assessments as of any date subsequent to the date of this Presentation. Accordingly, undue reliance should not be placed upon the forward-looking statements. Neither Navitas, LOKB, nor any of their respective affiliates have any obligation to update this Presentation. USE OF PROJECTIONS This Presentation contains projected financial information with respect to Navitas. Such projected financial information constitutes forward-looking information, is for illustrative purposes only and should not be relied upon as necessarily being indicative of future results. The assumptions and estimates underlying such projected financial information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties that could cause actual results to differ materially from those contained in the projected financial information. See “Forward-Looking Statements” paragraph above. Actual results may differ materially from the results contemplated by the projected financial information contained in this Presentation, and the inclusion of such information in this Presentation should not be regarded as a representation by any person that the results reflected in such information will be achieved. Neither LOKB’s nor Navitas’ independent auditors have audited, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this Presentation, and accordingly, neither of them expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this Presentation. IMPORTANT INFORMATION AND WHERE TO FIND IT In connection with the Proposed Business Combination, LOKB plans to file a registration statement on Form S-4 (the “Registration Statement”) with the SEC, which will include a proxy statement/prospectus of LOKB. LOKB also plans to file other documents and relevant materials with the SEC regarding the proposed transaction. After the Registration Statement has been cleared by the SEC, a definitive proxy statement/prospectus will be mailed to the stockholders of LOKB. SECURITYHOLDERS OF LOKB AND NAVITAS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS AND RELEVANT MATERIALS RELATING TO THE PROPOSED BUSINESS COMBINATION THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED BUSINESS COMBINATION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED BUSINESS COMBINATION AND THE PARTIES TO THE PROPOSED BUSINESS COMBINATION. Stockholders will be able to obtain free copies of the proxy statement/prospectus and other documents containing important information about LOKB and Navitas once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. PARTICIPANTS IN THE SOLICITATION LOKB and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of LOKB in connection with the Proposed Business Combination. Navitas and its officers and directors may also be deemed participants in such solicitation. Securityholders may obtain more detailed information regarding the names, affiliations and interests of certain of LOKB’s executive officers and directors in the solicitation by reading LOKB’s Annual Report on Form 10-K filed with the SEC on March 25, 2021 and the proxy statement/prospectus and other relevant materials filed with the SEC in connection with the proposed transaction when they become available. Information concerning the interests of LOKB’s participants in the solicitation, which may, in some cases, be different than those of LOKB’s stockholders generally, will be set forth in the proxy statement/prospectus relating to the Proposed Business Combination when it becomes available. © Navitas Semiconductor 2021 1Disclaimer FORWARD-LOOKING STATEMENTS This presentation (this “Presentation”) includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity and market share. These statements are based on various assumptions, whether or not identified in this Presentation, and on the current expectations of management of Navitas Semiconductor Limited (“Navitas” or the “Company”) and Live Oak Acquisition Corp. II (“LOKB”) and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Navitas and LOKB. These forward-looking statements are subject to a number of risks and uncertainties, including the possibility that the expected growth of Navitas’ business will not be realized, or will not be realized within the expected time period, due to, among other things: Navitas’ goals and strategies, future business development, financial condition and results of operations; Navitas’ customer relationships and ability to retain and expand these customer relationships; Navitas’ ability to accurately predict future revenues for the purpose of appropriately budgeting and adjusting Navitas’ expenses; Navitas’ ability to diversify its customer base and develop relationships in new markets; the level of demand in Navitas’ customers’ end markets; Navitas’ ability to attract, train and retain key qualified personnel; changes in trade policies, including the imposition of tariffs; the impact of the COVID-19 pandemic on Navitas’ business, results of operations and financial condition; the impact of the COVID-19 pandemic on the global economy; the ability of Navitas to maintain compliance with certain U.S. Government contracting requirements; regulatory developments in the United States and foreign countries; and Navitas’ ability to protect its intellectual property rights. Forward-looking statements are also subject to additional risks and uncertainties, including changes in domestic and foreign business, market, financial, political and legal conditions; the inability of the parties to successfully or timely consummate the proposed business combination between Navitas and LOKB and related transactions (the “Proposed Business Combination”), including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the combined company or the expected benefits of the Proposed Business Combination or that the approval of the stockholders of LOKB is not obtained; failure to realize the anticipated benefits of the Proposed Business Combination; risks relating to the uncertainty of the projected financial information with respect to Navitas; risks related to the rollout of Navitas’ business and the timing of expected business milestones; the effects of competition on Navitas’ business; the amount of redemption requests made by LOKB’s public stockholders; the ability of LOKB or the combined company to issue equity or equity-linked securities in connection with the Proposed Business Combination or in the future; and those factors discussed in LOKB’s final prospectus filed with the Securities and Exchange Commission (the “SEC”) on December 4, 2020 under the heading “Risk Factors” and other documents of LOKB filed, or to be filed, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that neither LOKB nor Navitas presently know or that LOKB and Navitas currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect LOKB’s and Navitas’ expectations, plans or forecasts of future events and views as of the date of this Presentation. LOKB and Navitas anticipate that subsequent events and developments will cause LOKB’s and Navitas’ assessments to change. However, while LOKB and Navitas may elect to update these forward-looking statements at some point in the future, LOKB and Navitas specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing LOKB’s and Navitas’ assessments as of any date subsequent to the date of this Presentation. Accordingly, undue reliance should not be placed upon the forward-looking statements. Neither Navitas, LOKB, nor any of their respective affiliates have any obligation to update this Presentation. USE OF PROJECTIONS This Presentation contains projected financial information with respect to Navitas. Such projected financial information constitutes forward-looking information, is for illustrative purposes only and should not be relied upon as necessarily being indicative of future results. The assumptions and estimates underlying such projected financial information are inherently uncertain and are subject to a wide variety of significant business, economic, competitive and other risks and uncertainties that could cause actual results to differ materially from those contained in the projected financial information. See “Forward-Looking Statements” paragraph above. Actual results may differ materially from the results contemplated by the projected financial information contained in this Presentation, and the inclusion of such information in this Presentation should not be regarded as a representation by any person that the results reflected in such information will be achieved. Neither LOKB’s nor Navitas’ independent auditors have audited, reviewed, compiled or performed any procedures with respect to the projections for the purpose of their inclusion in this Presentation, and accordingly, neither of them expressed an opinion or provided any other form of assurance with respect thereto for the purpose of this Presentation. IMPORTANT INFORMATION AND WHERE TO FIND IT In connection with the Proposed Business Combination, LOKB plans to file a registration statement on Form S-4 (the “Registration Statement”) with the SEC, which will include a proxy statement/prospectus of LOKB. LOKB also plans to file other documents and relevant materials with the SEC regarding the proposed transaction. After the Registration Statement has been cleared by the SEC, a definitive proxy statement/prospectus will be mailed to the stockholders of LOKB. SECURITYHOLDERS OF LOKB AND NAVITAS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER DOCUMENTS AND RELEVANT MATERIALS RELATING TO THE PROPOSED BUSINESS COMBINATION THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE PROPOSED BUSINESS COMBINATION BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED BUSINESS COMBINATION AND THE PARTIES TO THE PROPOSED BUSINESS COMBINATION. Stockholders will be able to obtain free copies of the proxy statement/prospectus and other documents containing important information about LOKB and Navitas once such documents are filed with the SEC through the website maintained by the SEC at http://www.sec.gov. PARTICIPANTS IN THE SOLICITATION LOKB and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of LOKB in connection with the Proposed Business Combination. Navitas and its officers and directors may also be deemed participants in such solicitation. Securityholders may obtain more detailed information regarding the names, affiliations and interests of certain of LOKB’s executive officers and directors in the solicitation by reading LOKB’s Annual Report on Form 10-K filed with the SEC on March 25, 2021 and the proxy statement/prospectus and other relevant materials filed with the SEC in connection with the proposed transaction when they become available. Information concerning the interests of LOKB’s participants in the solicitation, which may, in some cases, be different than those of LOKB’s stockholders generally, will be set forth in the proxy statement/prospectus relating to the Proposed Business Combination when it becomes available. © Navitas Semiconductor 2021 1

Disclaimer (Cont’d) FINANCIAL INFORMATION; NON-GAAP FINANCIAL MEASURES The financial information and data contained in this Presentation is unaudited and does not conform to Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in, any proxy statement/prospectus to be filed by LOKB with the SEC. Some of the financial information and data contained in this Presentation , such as EBITDA, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). LOKB and Navitas believe that these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to Navitas’ financial condition and results of operations. LOKB and Navitas believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends in and in comparing Navitas’ financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Navitas’ financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. INDUSTRY AND MARKET DATA This Presentation relies on and refers to information and statistics regarding the sectors in which Navitas competes and other industry data. This information and statistics were obtained from third party sources, including reports by market research firms. Although LOKB and Navitas believe these sources to be reliable, they have not independently verified the information and do not guarantee its accuracy and completeness. This information has been supplemented in certain cases with information from discussions with Navitas’ customers and internal estimates, taking into account publicly available information about other industry participants and Navitas’ management’s best view as to information that is not publicly available. This Presentation contains preliminary information only, is subject to change at any time and, is not, and should not be assumed to be, complete or to constitute all the information necessary to adequately make an informed decision regarding your engagement with Navitas and LOKB. TRADEMARKS AND TRADE NAMES Navitas and LOKB own or have rights to various trademarks, service marks and trade names that they use in connection with the operation of their respective businesses. This Presentation also contains trademarks, service marks and trade names of third parties, which are the property of their respective owners. The use or display of third parties’ trademarks, service marks, trade names or products in this Presentation is not intended to, and does not imply, a relationship with Navitas or LOKB, or an endorsement or sponsorship by or of Navitas or LOKB. Solely for convenience, the trademarks, service marks and trade names referred to in this Presentation may appear with the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that Navitas or LOKB will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks and trade names. © Navitas Semiconductor 2021 2Disclaimer (Cont’d) FINANCIAL INFORMATION; NON-GAAP FINANCIAL MEASURES The financial information and data contained in this Presentation is unaudited and does not conform to Regulation S-X promulgated under the Securities Act of 1933, as amended. Accordingly, such information and data may not be included in, may be adjusted in or may be presented differently in, any proxy statement/prospectus to be filed by LOKB with the SEC. Some of the financial information and data contained in this Presentation , such as EBITDA, have not been prepared in accordance with United States generally accepted accounting principles (“GAAP”). LOKB and Navitas believe that these non-GAAP financial measures provide useful information to management and investors regarding certain financial and business trends relating to Navitas’ financial condition and results of operations. LOKB and Navitas believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating projected operating results and trends in and in comparing Navitas’ financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in Navitas’ financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these non-GAAP financial measures. INDUSTRY AND MARKET DATA This Presentation relies on and refers to information and statistics regarding the sectors in which Navitas competes and other industry data. This information and statistics were obtained from third party sources, including reports by market research firms. Although LOKB and Navitas believe these sources to be reliable, they have not independently verified the information and do not guarantee its accuracy and completeness. This information has been supplemented in certain cases with information from discussions with Navitas’ customers and internal estimates, taking into account publicly available information about other industry participants and Navitas’ management’s best view as to information that is not publicly available. This Presentation contains preliminary information only, is subject to change at any time and, is not, and should not be assumed to be, complete or to constitute all the information necessary to adequately make an informed decision regarding your engagement with Navitas and LOKB. TRADEMARKS AND TRADE NAMES Navitas and LOKB own or have rights to various trademarks, service marks and trade names that they use in connection with the operation of their respective businesses. This Presentation also contains trademarks, service marks and trade names of third parties, which are the property of their respective owners. The use or display of third parties’ trademarks, service marks, trade names or products in this Presentation is not intended to, and does not imply, a relationship with Navitas or LOKB, or an endorsement or sponsorship by or of Navitas or LOKB. Solely for convenience, the trademarks, service marks and trade names referred to in this Presentation may appear with the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that Navitas or LOKB will not assert, to the fullest extent under applicable law, their rights or the right of the applicable licensor to these trademarks, service marks and trade names. © Navitas Semiconductor 2021 2

Transaction Summary

Navitas

Navitas Management



Gene Sheridan
Co-Founder & CEO



Todd Glickman
Sr. Vice President, Finance

Live Oak Acquisition Corp II



Rick Hendrix
Chief Executive Officer



John Amboian
Chairman



Adam Fishman
Chief Operating Officer

Transaction Highlights

Overview	▪ Live Oak Acquisition Corp. II (NYSE: LOKB.U) is a publicly-listed special purpose acquisition company with $253M cash held in trust that has entered into an agreement that contemplates a merger with Navitas Semiconductor ("Navitas"), the world's first Gallium Nitride ("GaN") power IC platform ▪ $145M PIPE in connection with the merger
Valuation	▪ Expected pro forma enterprise value of ~1,036M at closing ▪ Represents an attractive entry multiple relative to peer group metrics
Capital Structure	▪ Pro forma for the transaction, assuming no redemptions from cash in trust and a $145M PIPE offering, Navitas will have $363M in cash on the balance sheet to accelerate and fund future growth initiatives
Pro Forma Ownership	▪ ~67.9% Navitas (100% seller rollover); 18.1% Live Oak II Shareholders; 10.4% PIPE Investors; 3.6% Live Oak II Sponsor ▪ Navitas pre-closing shareholders and equity incentive award holders to receive 10 million earnout shares and Live Oak Sponsor Partners II, LLC ("LOKB Sponsor") will subject 20% of its common shares to vesting and potential forfeiture – Shares vest in equal installments at $12.50/share, $17.00/share and $20.00/share(1) ▪ Remaining 80% of LOKB Sponsor common shares and Navitas management's common shares are also subject to lock-up restrictions – Equal amounts subject to one-, two- and three-year lock-ups, respectively(2)

Navitas and Live Oak are combining to advance and accelerate the commercialization of Navitas' GaN-based power integrated circuits

(1) The LOKB Sponsor Earnout Shares shall become vested in equal installments at $12.50/share, $17.00/share and $20.00/share (in each case, achieved when the combined company's share price crosses each threshold for 20 out of 30 trading days) after the first 150 days but earlier than 60 months following the Closing and otherwise be forfeited 60 months after Closing.

(2) Equal amounts of the Sponsor Non-Earnout Shares will be subject to one-, two- and three-year lock-ups, respectively, provided that if the reported closing price of the combined company's Class A common stock equals or exceeds $12.00, $17.00 or $20.00 per share, respectively, (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after Closing, then such shares will only be subject to early release of the lock-up restrictions after six months, one or two years following Closing, respectively.

© Navitas Semiconductor 2021

3

Live Oak Partnership Provides de-SPAC Advantages

Navitas

Live Oak is the Preferred Merger Partner

LIVE OAK ACQUISITION CORP II

✓ **Generate a stable and long-term oriented shareholder base**

- Live Oak maintains a network of direct investor relationships with large institutional money managers, hedge funds, private equity and family offices
- Live Oak II's IPO was specifically targeted to accounts who we believe have a strong interest in maintaining ownership post-business combination

✓ **Strategic advice and resources to assist with a successful entry into the public markets**

- Live Oak management and board have held C-level and leadership positions within public companies, successful SPACs, and investment managers
- Emphasis on maintaining a high level of credibility with investors as the Company builds its public market profile
- Attract broader research coverage and maintain a high-profile presence at Wall Street and industry conferences

✓ **Attract capital to fund future growth needs**

- Deep capital markets experience, including two former CEOs of firms that specialized in institutional capital raises for small- and mid-cap companies

+

Case Study: Successful de-SPAC through Commitment to Partnership danimer scientific

✓ **Twelve weeks of "de-SPAC" roadshow investor meetings**

- Over 65 investor meetings
- Live Oak CEO hosted or participated in every call
- Live Oak continues to regularly engage with investors post-close

✓ **Live Oak's shareholder base remained stable during de-SPAC period**

- LOAK ranked 49th in trading volume as a percentage of float of the last 89 closed deals since 2018[1]
- Long-only, fundamental account filed a new >10% position in LOAK shares pre-close

✓ **Retained ICR, a leading IR / PR firm to lead outreach efforts**

- Engaged well before the public announcement to ensure a cohesive plan and launch readiness

✓ **Focused on engaging with sell-side analysts**

- Over 25 different firms participated in an Analyst Day
- Post-close NDR hosted by Morgan Stanley
- Participated in 2 sell-side conferences post-close

✓ **Filed PIPE registration statement covering resale of PIPE shares within 30 days of closing and registration statement was effective 19 days after filing**



One of the highest performing SPAC mergers(1)
492%
289%
282%
257%
220%
195%
177%
173%
164%
163%
Draft Kings and SB Tech
QuantumScape
Open Lending
Purple Innovation
MP Materials
AdaptHealth Corp.
Utz Brands, Inc.
danimer scientific
ChargePoint
Clarivate Analytics

© Navitas Semiconductor 2021

(1) S&P Capital IQ as of 4/26/2021. Reflects top 10 common stock returns since IPO among 89 closed SPAC business combinations since January 1, 2018 with a pro-forma market value of >$500mm.

4

Investment Highlights

Navitas

1. Next-generation power semiconductor platform, with up to **3x smaller**, **3x lighter**, **3x faster charging** and **40% energy savings**(1)

2. Differentiated GaN power integrated circuit (IC) platform, with **over 18Mu in volume**(2), **#1 market position, zero field failures**(3) and **120+ patents issued/pending**

3. Positioned for market leadership in the **$13.1B+ GaN electrification opportunity**(4) in **mobile, consumer, enterprise, renewables / solar and EV / eMobility**

4. Opportunity to **impact CO_2 emissions by 2.6 gigatons by 2050**(5)

5. Proven leadership team with **300+ years of combined power semiconductor experience** and **track record of value creation**(6)

6. **Strong visibility on projected revenue over the next two years,** with **committed manufacturing capacity in excess of forecasts** and **$680M of identified pipeline opportunities** across **five diversified end markets**(7)

© Navitas Semiconductor 2021

(1) Based on Navitas measurements of GaN-based chargers compared to Si-based chargers with the same output power.

(2) Based of Navitas cumulative production shipments through March 2021.

(3) Based on no customer-reported consumer failures for production shipments through March 2021.

(4) Refer to page 15 for details.

(5) Refer to page 23 for details.

(6) Refer to page 25 for details.

(7) Based on cumulative value of awarded and qualified opportunities from 2021-2026. See page 31.

5

GaN Expected To Replace Silicon In Power Applications Up To Up To 20x 3x 3x 20% 40% 3x Faster Smaller & Energy Higher Faster Lower Switching Lighter Savings Power Density Charging System Cost (1) Navitas GaN Is Empowering Efficiency In Industries Where Power Is Key Note: Statistical data is based on Navitas estimate of GaN-based power systems compared to Si-based systems in the 2024-2025 timeframe. Based on Navitas measurements of select GaN-based mobile wall chargers compared to Si-based chargers with similar output power. © Navitas Semiconductor 2021 6 (1) Relative to silicon, GaN has 10x stronger electrical fields and 2x greater electron mobility, enabling high voltages in fast chips and fast switching with high energy savings. GaN Expected To Replace Silicon In Power Applications Up To Up To 20x 3x 3x 20% 40% 3x Faster Smaller & Energy Higher Faster Lower Switching Lighter Savings Power Density Charging System Cost (1) Navitas GaN Is Empowering Efficiency In Industries Where Power Is Key Note: Statistical data is based on Navitas estimate of GaN-based power systems compared to Si-based systems in the 2024-2025 timeframe. Based on Navitas measurements of select GaN-based mobile wall chargers compared to Si-based chargers with similar output power. © Navitas Semiconductor 2021 6 (1) Relative to silicon, GaN has 10x stronger electrical fields and 2x greater electron mobility, enabling high voltages in fast chips and fast switching with high energy savings.

Navitas GaN Applies To Diverse Industries Mobile Enterprise Consumer Renewables / Solar EV / eMobility Navitas GaN Electrifies The World Today, For A Cleaner Tomorrow © Navitas Semiconductor 2021 7Navitas GaN Applies To Diverse Industries Mobile Enterprise Consumer Renewables / Solar EV / eMobility Navitas GaN Electrifies The World Today, For A Cleaner Tomorrow © Navitas Semiconductor 2021 7

GaN ICs Deliver High Value & Reliability At Low Cost

Navitas

GaN ICs Integrate Drive, Control and Protection(1)



GaN Power IC
Navitas
95%
90%
85%
Efficiency
Discrete GaN
Silicon
Up to 5x Energy Savings
Up to 100x faster
Shrink size, weight & cost
100kHz
1MHz
10MHz
Speed (Frequency)(3)

GaN Discrete



GaN IC



- *3x smaller footprint*
- *20% energy savings*
- *3x fewer components*
- *20% lower component costs*

Discrete GaN is Unprotected GaN(2)



2 V Ringing
Discrete Driver & Discrete FET
GaN Power IC
4V Ringing

Excessive voltage stress degrades reliability and risks failure



Reliability(4)
(Predicted Failure Rate)
126 ppm
>100x Improved Reliability
0.1 ppm
GaN Discrete
GaN IC

(1) Navitas estimate for typical 150W Power Adapter (PFC circuit).

(2) Based on Navitas actual in-circuit measurements of Si and GaN under the same application conditions.

(3) Navitas estimate based on typical silicon-based 65 kHz frequency compared with GaN switching frequency of 20MHz measured in Navitas labs.

(4) Vgs failure distribution based on Navitas internal characterization of Discrete GaN Transistors compared to GaN power ICs.

© Navitas Semiconductor 2021

8

GaN Integration Is Key To Speed, Efficiency And Size

Navitas' proprietary integration unlocks GaN's potential

Solution	Drive, Control & Protection	Power	Speed (Switching Frequency)	Passive & Mechanical Components	Energy Efficiency	Size & Weight Density
Navitas GaN Power ICs	**Compact, integrated solution** Combines drive, control, protection and power		2MHz	Small / Light	92-95% (40% energy savings)	3x
Discrete GaN			500kHz	Medium Size / Weight	88-92% (20% energy savings)	2x
Silicon			100kHz	Large / Heavy	85-90%	1x

© Navitas Semiconductor 2021

Note: Based on Navitas estimate for typical 65W mobile wall charger.

9

GaN ICs Set A New Standard In Power Semiconductors

Navitas

	GaN IC	Silicon Discrete	GaN Discrete
Simplicity	✓ ✓	✓	✗
Cost[(1)]	✓ ✓	✓	✗
Speed (Switching Frequency)	✓ ✓	✗	✓
Efficiency	✓ ✓	✗	✓
Size (Power, Weight, Density)	✓ ✓	✗	✓
Protection	✓ ✓	✗	✗
Reliability	✓ ✓	✗	✗

© Navitas Semiconductor 2021

(1) Based on estimates that GaN IC will potentially be lower cost than silicon discrete by 2023.

10

Significant Praise For Navitas GaN IC

"Navitas is uniquely positioned vs. others who struggle with drive and control"

Chief Power Architect, Dell

"Navitas GaN power IC has a benefit with its simplicity"

CTO, Mobile Charger Supplier

"With an integrated driver, it is easy to use and highly reliable"

Chief Scientist, Top 5 Mobile Phone OEM

"Winning companies will win with GaN"

CTO, EV Supplier

"The invention of GaN power ICs represents a major industry breakthrough"

Professor Fred Lee, CPES/VPT

"With GaN devices the most difficult part is gate driving. Navitas has solved this issue perfectly – today we only use Navitas"

CTO and Co-Founder of Leading ODM

"By integrating…Navitas is paving the way for MHz high-voltage power systems"

Sr VP, Leading Power Supply Supplier

"Navitas stands out and brings key differentiation"

Power Electronics Architect, Tier 1 Solar OEM

"Integrated drive is a key to capture the entire GaN advantage"

CTO, EV Supplier

"Integrated, high-speed drivers have tremendous potential"

Professor Dave Perrault, MIT

© Navitas Semiconductor 2021

11

Navitas Has Overcome Key Hurdles To Commercialization

Navitas

	Significant Barriers to Entry		Proprietary GaN IC
Manufacturability	**Poor Manufacturing / Yields** Material mismatch (GaN / Silicon)	*Founding Team with 30+ Years of GaN Experience*	Stable >90% Yields[1]
Reliability	**Poor Reliability** Defect densities		Fully-Qualified, >1B Device Hours Tested, >18Mu Shipped[2], Zero Field Failures[3]
Complexity	**Extra System Components** Difficult to drive, control and protect GaN FET		Single Integrated IC Solution
Cost	**High Manufacturing Costs 2x-3x Si** Limited GaN production capacity		**Low GaN Manufacturing Costs** Volume, Integration & Manufacturing Leadership

(1) Based on Navitas production data over prior 6 months for highest volume products based on wafer-level and final test yield results.
(2) Based on cumulative production shipments through Q1 2021.
(3) Based on no customer-reported consumer failures for production shipments through March 2021.

© Navitas Semiconductor 2021

12

Navitas Has Enabled A Mass Market Inflection Point

Navitas

Mobile served as a pioneer and other markets are expected to reap the benefits at lower cost points

Navitas GaN vs Silicon – $ Dollar Per Watt(1)



Navitas GaN $ / W
Si $ / W
$0.120
$0.080
$0.040
$0.000
2010
2015
2020
2025
2030

How Navitas Enables Lower Cost

Early Mover Advantage
High yields and low manufacturing cost(2)

New GaN Generations Every Year
Cost and performance improvements each generation

Increasing Levels of GaN Integration Every Year
Lower customer implementation costs

Faster GaN Performance Every Year
Smaller and lower cost external components every year

Navitas Is Positioned To Drive Mainstream Adoption

© Navitas Semiconductor 2021

(1) Navitas estimate comparing cost of GaN-based vs Si-based wall charger bill-of-materials cost (high-voltage power device, driver/controller, magnetics, PCB and case) for typical 65W mobile charger.
(2) Based on Navitas production release of 650V GaN power IC in Q3 '18.

13

Industry-Leading IP Position In GaN Power ICs

Navitas

120+ Patents
Issued / Pending

Applications across mobile, consumer, EV, enterprise and renewables

Mature and Comprehensive GaN Integrated Circuit Process Design Kit (PDK)

Device Development / Library

- 650 eMode power FET
- 12-40V eMode power FET
- 650V dMode power FET
- 12-40V dMode power FET
- 2-DEG & SiCr resistors
- Gate capacitors
- MIM / hybrid capacitors
- Over 20 devices developed


D
S

Circuit Development / Library

- Logic gates and latch
- Linear regulators
- Comparators
- Voltage sensors
- Charge pump
- Bootstrap circuits
- Level-shifters
- Protection circuits
- Over 200 circuits developed



Characterization and Verification

- Dedicated and automated characterization stations (wafer level, package)
- Safe Operating Area (SOA)
- Layout Design Rule Checker (DRC)
- Layout Versus Schematic (LVS)
- Layout Parasitic Extraction and simulation tool (LPE)
- Over 1Mu characterized



Models and Simulation

- Device and circuit models with <5% accuracy
- Ultra-fast system simulations (Simplis)
- Accurate and fast device, circuit and system models cut design time from weeks to days and reduce design cycles by 50-75%


Measurement vs Simulation
Fully integrated Circuit Modelling

© Navitas Semiconductor 2021

14

Growth In The World’s Need For Efficient Power Data growth and climate change are driving a long-term secular need for GaN Connectivity Electrification Sustainability Enterprise Mobile Consumer EV / eMobility Renewables / Solar (2) (1) (2) (3) (3) Global Datasphere (ZB) 5G Smartphone Shipments (M) Smart Home Device Shipments (M) Passenger EV Sales (M) Gross Capacity Additions (GW) 1,481 180 8 890 1,500 794 64 2 127 11 2020 2025 2020 2025 2020 2025 2020 2025 2020 2025 Tomorrow’s Power Requirements Demand Faster Delivery, Less Weight and Greater Efficiency © Navitas Semiconductor 2021 (1) Statista, March 2021. (2) IDC, 2021. (3) BloombergNEF, 2020. 15Growth In The World’s Need For Efficient Power Data growth and climate change are driving a long-term secular need for GaN Connectivity Electrification Sustainability Enterprise Mobile Consumer EV / eMobility Renewables / Solar (2) (1) (2) (3) (3) Global Datasphere (ZB) 5G Smartphone Shipments (M) Smart Home Device Shipments (M) Passenger EV Sales (M) Gross Capacity Additions (GW) 1,481 180 8 890 1,500 794 64 2 127 11 2020 2025 2020 2025 2020 2025 2020 2025 2020 2025 Tomorrow’s Power Requirements Demand Faster Delivery, Less Weight and Greater Efficiency © Navitas Semiconductor 2021 (1) Statista, March 2021. (2) IDC, 2021. (3) BloombergNEF, 2020. 15

GaN ICs Can Potentially Displace A $13B Market

Navitas


GaN Opportunity Within Total Power Semiconductor TAM(1,2)
GaN
Other
$9.0B
$20M
6% CAGR
117% CAGR
$13.1B
$2.1B(3)
2020
2026
GaN % Market Penetration
0.3%
15.9%
GaN Power Semiconductor TAM(2)
$2.1B(3)
Other
$724M
EV / eMobility
$189M
Renewables / Solar
$139M
Enterprise
$293M
Consumer
$575M
Mobile
2026

(1) GaN IC potential market based on voltage rating of 80V – 1,000V derived from Yole Développement, Status of the Power Electronic Industry 2020.
(2) IHS SiC GaN Power Semiconductors Report 2020, Yole Power Devices Summary – 2019-25, expert interviews.
(3) Reflects midpoint of forecasted 2026 market size range of $1.6 billion to $2.6 billion.

© Navitas Semiconductor 2021

16

GaN: An Expansive Market Opportunity

Navitas



1MW+
100kW
10kW
1kW
100W
10W
Application Power
EV Inverters
EV On-board Chargers & DC/DC Converters
GaN (Lateral)
$13.1B+ Market Opportunity(1)
5G Base Station
Solar String Inverters
Wind Turbines
Utility
Traction
Solar Microinverters
Industrial Motors, Welders, UPS
Server Power
LED Lighting
TV, Game System
All-in-One PC
5G Pico Cell
Laptop Adapters
Si (Vertical)
Mobile Wireless Power
Smart Home
Smartphone, Tablet Chargers
SiC (Vertical)
Low-Voltage DC/DC Converters
30V
100V
300V
600V
1,200V
>3,000V
Device Voltage (V)

GaN's wide band gap allows power applications with voltages between 80V – 1,000V to use smaller, more efficient chips, reducing costs and carbon emissions

SiC, with higher thermal conductivity, is best suited for the highest power applications that require large heat dissipation

We Believe GaN ICs Will Displace A Significant Portion Of the Legacy Silicon-Based Power Semi Market From 80V To 1,000V And From 10W To Up To 100kW

© Navitas Semiconductor 2021

(1) GaN IC potential market based on voltage rating of 80V – 1,000V derived from Yole Développement. Status of the Power Electronic Industry 2020. Reflects estimated GaN market opportunity for power semiconductors by 2026.

17

GaN is Positioned To Be The Future Of Mobile Charging Fast Mobile Universal Larger Mobile Screens And Batteries Need More Power Up to 3x more power Half the size and weight One charger for ALL your devices Up to 3x faster charging of traditional chargers One and Done!! (1) Screen Size and Battery Size Continue to Increase 250 6,000 5,000 200 4,000 150 3,000 (2) 100 65W Multi-Port GaN Charger 2,000 50 1,000 3 Silicon Chargers 1 GaN Charger 0 0 Release Year (3) Over $2.5B GaN IC opportunity • 2.5Bu per year of mobile wall chargers shipped − Phone, tablet, laptop and after-market 3x smaller, 3x lighter, • Over $1 of GaN content per charger and increasing over time and less expensive Mobile is Moving to GaN Fast Chargers, Creating a Multi-Billion Dollar GaN IC Opportunity (1) Includes Huawei, Xiaomi, OPPO, OnePlus, RealMe, Samsung, Apple and Google. © Navitas Semiconductor 2021 18 (2) Based on Navitas measurements of select GaN-based mobile wall chargers compared to Si-based chargers with similar output power. (3) Based on estimates from IDC PC Tracker, USB-C research, Yole Research and Navitas estimates. Screen Size (cm2) Battery Size (mAhr)GaN is Positioned To Be The Future Of Mobile Charging Fast Mobile Universal Larger Mobile Screens And Batteries Need More Power Up to 3x more power Half the size and weight One charger for ALL your devices Up to 3x faster charging of traditional chargers One and Done!! (1) Screen Size and Battery Size Continue to Increase 250 6,000 5,000 200 4,000 150 3,000 (2) 100 65W Multi-Port GaN Charger 2,000 50 1,000 3 Silicon Chargers 1 GaN Charger 0 0 Release Year (3) Over $2.5B GaN IC opportunity • 2.5Bu per year of mobile wall chargers shipped − Phone, tablet, laptop and after-market 3x smaller, 3x lighter, • Over $1 of GaN content per charger and increasing over time and less expensive Mobile is Moving to GaN Fast Chargers, Creating a Multi-Billion Dollar GaN IC Opportunity (1) Includes Huawei, Xiaomi, OPPO, OnePlus, RealMe, Samsung, Apple and Google. © Navitas Semiconductor 2021 18 (2) Based on Navitas measurements of select GaN-based mobile wall chargers compared to Si-based chargers with similar output power. (3) Based on estimates from IDC PC Tracker, USB-C research, Yole Research and Navitas estimates. Screen Size (cm2) Battery Size (mAhr)

Leading Customers Adopting Navitas GaN Tier 1 OEMs Aftermarket Examples 150+ 75+ 90%+ 18M+ Zero GaN Chargers GaN Chargers In Mobile OEMs Designing (1) In Development GaN ICs Shipped GaN Field Failures Mass Production With Navitas GaN ICs (MP 2021, H1’22) © Navitas Semiconductor 2021 Note: Metrics as of March 2021. 19 (1) Based on no customer-reported consumer failures for production shipments through March 2021.Leading Customers Adopting Navitas GaN Tier 1 OEMs Aftermarket Examples 150+ 75+ 90%+ 18M+ Zero GaN Chargers GaN Chargers In Mobile OEMs Designing (1) In Development GaN ICs Shipped GaN Field Failures Mass Production With Navitas GaN ICs (MP 2021, H1’22) © Navitas Semiconductor 2021 Note: Metrics as of March 2021. 19 (1) Based on no customer-reported consumer failures for production shipments through March 2021.

Broad Adoption Of GaN In Consumer Electronics

Navitas

Devices need higher power in smaller, slimmer sizes
- Ultra-thin LED TVs
- Gaming systems
- All-in-one PCs
- Smart home

GaN ICs make it possible
- Up to 3x higher power density in the same form factor
- 3x smaller and lighter
- Up to 40% energy savings



Silicon Adapter(1)		GaN Adapter(1)
	150W	 *>65% Smaller, Lighter, Thinner*
3" x 5" x 1.5"		2.75" x 1.9" x 0.5"

Lead opportunities in late-stage development (2021 Launch)(2)
- Awarded Tier 1 LED TV to launch this year
- Awarded in-box Tier 1 All-in-one PC to launch this year

Four diverse applications drive $2B/year opportunity(3)
- Over 600Mu systems/yr across TV, desktop, game systems & smart home
- Over $3 of potential GaN content / system → $2B+ per year opportunity

GaN Is The Answer As Consumers Demand More Power And Smaller Form Factors

© Navitas Semiconductor 2021

(1) Based on Navitas measurements comparing typical 150W 65 kHz Si-based AC/DC power adapter to 150W 1MHz GaN-based power adapter prototype.
(2) Based on information provided to management by potential customers.
(3) Based on estimates from Gartner, Pulsenews, WitsView, Statista and Navitas estimates.

20

GaN ICs Could Save Data Centers $1.9B/Yr In Electricity(1)

Navitas

44% of Data Center costs related to power (electricity, power & cooling)

- We estimate GaN ICs can reduce electricity use by up to 10%[2]
- Across all data centers, we estimate this could save >15 TWh or $1.9B in annual electricity costs (1-year ROI of 6x)[1]

GaN ICs deliver 2x improvement in power density

- Smaller footprint for power enables bigger footprint for data processing

Navitas already engaged with top data center suppliers

- Same power supply customers for mobile / consumer also serve data centers
- Over 13Mu servers / year with >$75 GaN content = ~$1B+ / year GaN opportunity[4]
- Cryptocurrency mining can utilize similar GaN ICs to cut cost of electricity and drive additional market upside

Typical TCO Structure of a Data Center[3]



18%
6%
20%
56%
Power Engineering
Cooling Equipment
Electricity
Other

Silicon Power Supply



325 x 107 x 41 mm
2.2 W/cc

3,200W

GaN Power Supply[5]

- 2x higher power density
- 38% reduction in energy loss



210 x 81 x 43 mm
4.4 W/cc

Data Center Power Delivery[2]



Existing Data Center
75% Efficiency
Grid Power
Silicon
AC-48V 95%
Silicon
48V-12V 97%
Silicon
12V-1V 88%
93%
Data Processing
GaN-Based Data Center
84% Efficiency
Grid Power
GaNFast
AC-48V 97%
GaNFast
48V-3V 96%
99%
Data Processing
3V-1V 91%

(1) Navitas estimate based on a) Navitas server/datacom forecast & AAAS data, b) $0.12/kWhr, c) Si vs. GaN $/W and d) data center loading profile.
(2) Navitas estimated based on known existing Si-based solutions to deliver >500A next-generation data processors to Navitas targets for new GaN-based AC/DC and DC/DC for these same next-generation data processors.
(3) Schneider Electric. White Paper – Determining Total Cost of Ownership for Data Center and Network Room Infrastructure.
(4) Based on IDC Worldwide Quarterly Server Tracker and Navitas analysis.
(5) Navitas measurements based on existing Si-based 3.2kW AC/DC server power supply to a 1 MHz GaN-based 3.2kW AC/DC prototype.

© Navitas Semiconductor 2021

21

GaN Is Positioned For The Future Of Solar

Navitas

Solar energy adoption is driven by $ per watt

- Solar adoption driven by reducing hardware costs, increasing energy savings
- GaN ICs reduce solar inverter costs while increasing energy savings
- Typical solar payback is in range of 8 years[1]

GaN ICs can improve solar payback by 10% or more

- GaN ICs shrink passive & mechanical size, weight & cost by 50%
  - Enabling a 25%+ cost reduction of solar inverters[2]
- GaN ICs deliver 40% energy savings in solar inverters[2]



Lower Inverter Cost[3]
$0.100/W
25%+ Savings
$0.075/W
Silicon
GaN



Less Inverter Power Dissipation[3]
158 W
40%+ Energy Savings
94 W
Silicon
GaN



GaNFast™
Micro-inverters Opportunity
GaNFast™
Energy Storage Opportunity

Power is converted from DC low-voltage solar panels to AC high-voltage to power your home or the power grid and to high-voltage DC stored in a battery (energy storage).

$500M opportunity in development with lead solar customer

- Leading solar player expected to adopt GaN IC in next-generation inverters and storage
- Over $500M GaN IC revenue opportunity between 2023 – 2030

Total residential solar GaN IC opportunity > $1B / Year[4]

- $5-10M GaN IC sales potential per MW solar installation

© Navitas Semiconductor 2021

(1) EnergySage Solar Marketplace, 2020.

(2) Navitas estimate versus Si-based inverters assuming GaN-based inverter enables 40% reduced power loss and 25% lower inverter costs for a typical 6.2kW residential solar installation.

(3) Navitas estimate based on 6.2 kW residential installation with silicon inverter at 97.5% efficiency and GaN invertor at 98.5% efficiency.

(4) Based on MarketsandMarkets Micro-Inverter Market report and Navitas analysis.

22

GaN Is Positioned For The Future Of Electric Vehicles

Navitas

EV demands faster charging and extended range

- Existing silicon on-board chargers are SLOW (up to ten hours for full charge)
- Range anxiety is #1 limitation for EV adoption[(1)]
- Battery is the #1 cost driver for EV[(2)]

GaN ICs deliver fast charging and extended range

- 3x faster charging with similar size and weight
- 70% energy savings in power electronics enables 5% extended driving range or 5% lower battery costs[(3)]



GaNFast™
DC/DC Opportunity
GaNFast™
On-Board Charger Opportunity
LV Battery
HV Battery
Traction Drive



Faster Charge Time(4)
11.3 hrs
60% Faster
4.7 hrs
Silicon GaN
Less Inverter Power Dissipation
10.5 kW
70%+ Energy Savings
3.0 kW
Silicon GaN
Lower Battery Cost
$10.0K
5% Less
$9.5K
Silicon GaN
Longer Driving Range
242 mi
5% More
230 mi
Silicon GaN

$400M opportunity in development with lead 1st EV customer

- Leading EV supplier to adopt GaN IC in next-generation 20kW on-board charger
- Over $400M revenue opportunity between 2025 - 2030

Total EV opportunity for GaN IC > $2.5B / Year[(5)]

- Over 50Mu per year of EV production projected by 2030
- Over $50 of potential GaN IC content per EV → >$2.5B per year GaN IC opportunity
- Additional upside markets include eBike, eScooter, eMotor Bike, etc.

Note: Assumes 150 kW traction inverter, 100 kWh battery, $100/kWh battery cost and typical 230 mile range.

(1) Volvo Reports: The State of Electric Vehicles in America, February 2019.
(2) McKinsey. Making Electric Vehicles Profitable. March 2019.
(3) Navitas estimate based on discussions with major suppliers of power electronics to the electric vehicle industry.
(4) Illustrative comparison of 6.6 kW silicon on-board charger versus 21 kW GaN on-board charger assuming a 90 kWh battery and 80A wall charge limit.
(5) Based on BCG Research, Yole Research and Navitas analysis.

© Navitas Semiconductor 2021

23

GaN Addresses 10% of Net Zero CO_2 Challenge

Navitas

GaN Efficiency Reduces Emissions

IRENA
International Renewable Energy Agency

Transforming Energy Roadmap Target 2050

26 Gt[1]
CO_2 reduction



Renewable electricity
Improved efficiency and demand reduction
Non-addressable
4.6%
40.4%
5.4%
18.6%
31.0%(2)
1.2 Gt(3)
1.4 Gt(4)

GaN addresses
2.6 Gt
CO_2 reduction annually

...and Accelerates Adoption of Clean Technology

- Electricity demand is projected to **double** from **21 PWh** to **42 PWh**[5]
- **GaN is more efficient** than Si at converting energy
- Increasing efficiency **reduces emissions**

Electricity Impact

- Global demand for electricity projected to be **~42 PWh**[5] by 2050
- GaN improves electricity efficiency by **5%**[6]

Carbon Impact

- GaN addresses **33 Gt**[7] **of CO_2** cumulatively through 2050

Total potential energy efficiency savings [8]

~$120B

Navitas Seeks To Provide Climate Change Solutions

Source: Company information, DNV GL, EPA, IEA, International Renewable Energy Agency (IRENA)
(1) Assumes Transforming Energy Scenario from IRENA's Reaching Zero with Renewables report.
(2) Non-addressable segment includes use of renewable heat and biomass, synthetic fuels / feedstocks and carbon dioxide removal measures.
(3) Assumes 58.9% renewable electricity emissions reduction attributable to non-solar generation and 25% GaN share of Si replacement.
(4) Assumes 10% demand reduction, 50% efficiency improvement and 50% GaN share of Si replacement.
(5) Projected growth from 2015 to 2050 from IRENA's Global Energy Transformation: A Roadmap to 2050 report (p40).
(6) Assumes Si efficiency of 87.5% and GaN efficiency of 92.5%.
(7) Assumes a constant adoption ramp between 2025 and 2050.
(8) Derived from demand and energy efficiency CO_2 reduction of 1.4 Gt; assumes a $0.12 / kWh cost of electricity and a carbon to energy ratio of 0.00071 tons / kWh, aligned with the EPA's marginal emission rate.

© Navitas Semiconductor 2021

24

GaN Collaborations Expected to Accelerate CO_2 Reduction

Navitas

Public Sector

Global coordination towards net-zero carbon emissions

United Nations Climate Change

PARIS 2015

SUSTAINABLE DEVELOPMENT GOALS

SCIENCE BASED TARGETS

"The world is reaching the tipping point beyond which climate change may become irreversible. If this happens, we risk denying present and future generations the right to a healthy and sustainable planet – the whole of humanity stands to lose"
- Kofi Annan,
Former Secretary-General of UN

Technology Providers

Rapid adoption of net-zero initiatives as business incentives align with sustainability amazon, AT&T, CISCO, DELL, facebook, Google, HUAWEI, Microsoft, PayPal, SAMSUNG, SONY, TOSHIBA, ups, verizon

"Today, a growing cohort of companies - big and small - are undertaking a rethink, as awareness grows of the need for goods and services that take better care of the planet"

- Reuters

Clean Energy, Transportation and EV Companies

Emerging leaders driving the clean transition

CANOO, chargepoint, ENPHASE, EVBOX GROUP, First Solar, gm, Hanwha Corporation, Mercedes-Benz, NIO, ReneSola, solaredge, SUNPOWER, TBEA, TESLA

"With all good technologies, there comes a time when buying the alternative no longer makes sense…It's looking like the 2020s will be the decade of the electric car"

- Bloomberg



Navitas
Energy • Efficiency • Sustainability

Navitas' sustainable technology drives CO_2 emission reduction and decarbonization

© Navitas Semiconductor 2021

Source: Press.

25

World-Class GaN Experts Leading The Revolution

Navitas

Tenured Leadership With Over $4 Billion Power Semiconductor Revenue Generated and 300 Years Combined Experience[1]

3 of 4 Navitas Founders Have Worked Closely Together For Over 30 Years



Gene Sheridan
Co-Founder & CEO



Dan Kinzer
Co-Founder & CTO / COO



Jason Zhang
Co-Founder & VP, Apps & Tech Mktg

>20 Generations of Power Semiconductors

$4B+ New Revenue Created[2]

200+ Patents Issued

Gene Sheridan	Dan Kinzer	Jason Zhang
Co-inventor of 1st commercial power DMOSFETS (1978)	*Co-inventor of trench power MOSFET (1998)*	*Co-developer of 1st cascode GaN power FET (2011)*
Inventor of 1st p-channel power MOSFET (1979)	*Initiated 1st commercial power GaN on Si program (2002)*	*Co-inventor of 1st commercial GaN power IC (2014)*
Co-inventor of 1st commercial high-voltage, half-bridge driver (1988)	*Co-inventor of 1st GaN DrMOS (2010)*	*Inventor of 1st GaN power IC PDK (2015)*



Nick Fichtenbaum, PhD
Co-Founder & VP Engineering



David Carroll
Senior VP, Worldwide Sales



Marco Giandalia
VP, IC Design Engineering



Todd Glickman
Senior VP, Finance



Anthony Schiro
VP, Quality



Stephen Oliver
VP, Corporate Marketing

Experience at Leading Global Companies

Activision, Broadcom, Fairchild Semiconductor, Infineon, Lehman Brothers, Lucent Technologies Bell Labs Innovations, Motorola, NXP, ON, Philips, International IOR Rectifier, transphorm, Quantenna, SMSC Success by Design, ST, Vicor

© Navitas Semiconductor 2021

(1) Based on cumulative professional experience of the Navitas senior management team.
(2) Navitas estimate based on co-founder accomplishments spanning their professional careers.

26

Proven Board of Directors And Advisors Gene Sheridan Dan Kinzer David Moxam Co-Founder Co-Founder & Founder & Managing & CEO CTO / COO Partner, Malibu IQ Brian Long Dipender Saluja Lip-Bu Managing Partner, Managing Director & Tan Atlantic Bridge Capital Partner, Capricorn Advisor Investment Group © Navitas Semiconductor 2021 27Proven Board of Directors And Advisors Gene Sheridan Dan Kinzer David Moxam Co-Founder Co-Founder & Founder & Managing & CEO CTO / COO Partner, Malibu IQ Brian Long Dipender Saluja Lip-Bu Managing Partner, Managing Director & Tan Atlantic Bridge Capital Partner, Capricorn Advisor Investment Group © Navitas Semiconductor 2021 27

Positioned For Rapid Multi-Market Expansion

Navitas


GaN

GaN

DEVELOPMENT

2014 – 2018

- Navitas Founded (2014)
- TSMC Foundry Operational (2014)
- Fundamental Patents Filed – GaN Drive, Control, Protection (2015)
- World's First GaN Power IC Prototype (2016)
- World's First GaN Half-Bridge Prototype (2017)

QUALIFICATION AND COMMERCIALIZATION

2018 – 2021

- High Reliability Demonstrated (2018)
- High Manufacturability Demonstrated (2018)
- First Aftermarket Mobile Charger (2018)
- First Tier 1 OEM Customer (2019)
- First In-Box Mobile Charger (2020)
- 18 Million Units Shipped(1) with No Failures(2) (2021)

amazon ANKER AUKEY belkin DELL Lenovo LG oppo mi xiaomi

EXPANSION

2021+ Exponential Growth Potential

- First Consumer Mainstream GaN Adoption Expected (2021)
- First Data Center Mainstream GaN Adoption Expected (2022)
- First Solar Mainstream GaN Adoption Expected (2023)
- First EV Mainstream GaN Adoption Expected (2024)






(1) Based on cumulative production shipments through Q1 2021.
(2) Based on Navitas accelerated reliability testing.

© Navitas Semiconductor 2021

28

Growth Strategy Market Technology Acquisition Expansion Innovation Opportunities Invest in Complimentary Technologies EV / eMobility Multiple New Generations of That Increase Power Semi Content In GaN Technology Targeted Applications Solar / Energy Storage Acquire Synergistic Companies to Advanced Packaging of GaN ICs Accelerate Top Line Growth Enterprise to Serve Higher Power Markets We Believe Navitas Is Poised To Accelerate Growth With Additional Capital And A Robust Pipeline Of Opportunities © Navitas Semiconductor 2021 29Growth Strategy Market Technology Acquisition Expansion Innovation Opportunities Invest in Complimentary Technologies EV / eMobility Multiple New Generations of That Increase Power Semi Content In GaN Technology Targeted Applications Solar / Energy Storage Acquire Synergistic Companies to Advanced Packaging of GaN ICs Accelerate Top Line Growth Enterprise to Serve Higher Power Markets We Believe Navitas Is Poised To Accelerate Growth With Additional Capital And A Robust Pipeline Of Opportunities © Navitas Semiconductor 2021 29

Diversified End Markets Drive Projected 94% Revenue CAGR

Navitas

($ in mm)

Diversified end markets

- **Mobile** includes phone, tablet and laptop, providing solid foundation and high growth base to validate technology and drive economy of scale
- **Consumer** growth driven by increasing GaN adoption across the TV, all-in-one PC, smart home and game system sub segments
- **Enterprise** expected to ramp quickly to drive significant electricity and energy savings for data centers and 5G base stations
- **Renewables / Solar** primarily driven by residential micro inverter, PV inverter and storage
- **EV / eMobility** growth is expected to be driven predominantly by on-board chargers for EV

Projected 94% 6-year CAGR

- ✓ Significant near-term visibility from design wins in production or committed to production
- ✓ Committed manufacturing capacity in excess of forecasts
- ✓ Short lead times can potentially accelerate GaN adoption



$12
$27
$69
$182
$308
$454
$640
2020
2021
2022
2023
2024
2025
2026
Other(1)
EV / eMobility
Renewables / Solar
Enterprise
Consumer
Mobile

Source: Company projections.
(1) Reflects additional end-market opportunities for industrial and other applications.

© Navitas Semiconductor 2021

30

Strong Revenue Visibility and Customer Pipeline Positions Navitas For Long-Term Growth

Navitas

($ in mm)

Notable Announced Customers

amazon | DELL | Lenovo | LG | oppo | xiaomi



Awarded(1)
Qualified Opportunities(2)
Q1'20
Q2'20
Q3'20
Q4'20
Q1'21
Q2'21
Q3'21
Q4'21
Q1'22
Q2'22
Q3'22
Q4'22
$12
$27
$69

Diverse, High-Quality Opportunities	✓ Leading phone, tablet, notebook & aftermarket suppliers are designing GaN chargers with Navitas ✓ Leading EV suppliers developing next-gen on-board charger with Navitas GaN ICs ✓ Leading renewable suppliers developing next-gen solar inverter with Navitas GaN ICs ✓ Leading enterprise suppliers developing next-gen data center with Navitas GaN ICs ✓ Leading all-in-one PC and LED TV suppliers developing next-gen integrated power supply with Navitas GaN ICs

(1) Based on design wins in production or committed to production.
(2) Based on Navitas assumptions concerning future demand from potential opportunities evaluated with new and existing customers.

© Navitas Semiconductor 2021

31

Summary Historical Financials and Projections

Navitas

Gross margin (%)

Fast transition to new generation of products is driving 20%+ YoY cost reductions in 2021.



33%
44%
Q1' 21
46%
50%
51%
53%
55%
55%
FY2020(1)
FY2021
FY2022
FY2023
FY2024
FY2025
FY2026



46%
4%
2%
2%
1%
55%
FY2021 gross margin
New Generations
Add'l Integration
Supply chain optimization
Volume Pricing (Net ASP)
FY2026 gross margin

EBITDA ($mm)



(150%)
(84%)
(28%)
7%
16%
22%
25%
($18)
($23)
($19)
$12
$50
$102
$162
FY2020(1)
FY2021
FY2022
FY2023
FY2024
FY2025
FY2026

Fabless Model - Capital expenditure ($mm)



0.2%
3.9%
7.4%
3.8%
3.6%
2.8%
2.9%
$0.0
$1.1
$5.1
$6.9
$11.1
$12.6
$18.7
FY2020(1)
FY2021
FY2022
FY2023
FY2024
FY2025
FY2026

Source: Company materials.
(1) Based on unaudited FY2020 financial statements.

#% — % of Revenue

© Navitas Semiconductor 2021

32

Transaction Summary

Navitas

Transaction Overview

- Total purchase price of $950mm
  - Implied purchase multiple of 5.2x 2023E revenue
  - Purchase multiple assumes 2023E revenue of ~$182.4mm
- Transaction will be funded by $145mm PIPE, Live Oak Acquisition Corp. II cash in trust of $253mm(1) and issuance of common stock to existing Navitas investors
  - Total cash proceeds of $398mm(1) for the transaction
  - Net cash proceeds to Navitas balance sheet to accelerate and fund future growth initiatives
- Navitas existing shareholders and management are rolling 100% of their equity into the transaction
- LOKB Sponsor to defer 20% of sponsor promote into an earnout which can be earned in three equal installments at $12.50, $17.00, and $20.00 a share(2)
- Navitas pre-closing shareholders and equity incentive award holders will receive 10.0mm new additional shares in the form of an earnout achieved in three equal installments at $12.50, $17.00, and $20.00 a share(2)
- Remaining 80% of LOKB Sponsor common shares and Navitas management common shares also subject to lock-up restrictions
  - Equal amounts subject to one-, two- and three-year lock-ups, respectively(3)

Pro Forma Valuation ($mm, except per share data)

Total shares outstanding(2)	139.9
Price per share	$10.00
Equity value	**$1,399**
Less: net cash	($363)(4)
Total enterprise value	**$1,036**
TEV / 2023E revenue	**5.7x**

Cash Sources and Uses ($mm)

SOURCES OF CASH		USES OF CASH	
Live Oak II cash-in-trust(1)	$253	Navitas shareholder equity rollover	$950
Navitas shareholder equity rollover	$950	Cash to balance sheet	$363
PIPE shareholders	$145	Deal expenses	$35
Total Sources of Cash	**$1,348**	**Total Uses of Cash**	**$1,348**

Pro Forma Illustrative Ownership Breakdown(5)


PIPE Investors
10.4%
LOKB Sponsor
3.6%
Live Oak II Shareholders
18.1%
100% Existing
Investor Rollover
67.9%
ATLANTIC BRIDGE
CAPRICORN

(1) Assumes no Live Oak Acquisition Corp. II stockholder has exercised its redemption rights to receive cash from the trust account. This amount will be reduced by the amount of cash used to satisfy any redemptions.
(2) Pro forma share count includes 95.0mm seller rollover shares, 25.3mm Live Oak II SPAC shares, 14.5mm PIPE investor shares and 5.1mm Live Oak II Sponsor shares. Excludes the impact of 10.0mm Seller earnout shares and 1.3mm Sponsor promote shares vesting evenly at $12.50, $17.00 and $20.00.
(3) Equal amounts of the Sponsor Non-Earnout Shares will be subject to one-, two- and three-year lock-ups, respectively, provided that if the reported closing price of the combined company's Class A common stock equals or exceeds $12.00, $17.00 or $20.00 per share, respectively, (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after Closing, then such shares will only be subject to early release of the lock-up restrictions after six months, one or two years following Closing, respectively.
(4) $363mm net cash excludes company's existing net cash of $24mm.
(5) Excludes the impact of 4.7mm private warrants and 8.3mm public warrants.

© Navitas Semiconductor 2021

33

Comparable Company Selection

Navitas

Recent DeSPACs		Recent Semiconductor IPOs	Power Semiconductors	
Semiconductors	LiDAR		Next-Gen High Growth	Mature Diversified
Achronix, indie	AEVA, AEYE, INNOVIZ Technologies, LUMINAR, OUSTER, Velodyne Lidar	ALLEGRO microsystems, SiTime	CREE, MPS, power integrations	Analog Devices, Texas Instruments

- Emerging hardware technologies with significant growth inflection points in the medium to long-term
- 2 semiconductor DeSPACs announced in December 2020 and January 2021, both pure-play stories (FPGA and Automotive) with indie revenue curve more analogous to Navitas
- LiDAR players represent a crowded market chasing a similar solution with limited near-term revenue opportunity, requiring investor comfort around longer term financial profile (CY24 and on)

- Two most recent, regular-way semiconductor IPOs
- Businesses providing next-gen technologies for fundamental applications (Sensors, Timing)
- Attacking large, important market opportunities (Automotive, Datacenter) against significantly larger but less nimble incumbents

- Direct product and application comparables
- Next-gen, high growth names are mid-cap, more highly specialized and fastest growing companies in power segment
- Mature players are power analog semiconductor leaders with more diversified business segments and slower growth that represent margin profiles at the largest scale achievable

© Navitas Semiconductor 2021

34

Revenue Growth Benchmarking: Recent DeSPACs, Recent Semiconductor IPOs and Power Semiconductors

Navitas


CY2020E – CY2025E Projected Revenue CAGR
CY2020E – CY2022E Projected Revenue CAGR
Recent Semiconductor IPOs
Power Semiconductors
Next-Gen High Growth
Mature Diversified
Median: 20%
Median: 22%
Median: 11%
106%
58%
151%
26%
13%
35%
22%
17%
12%
10%
Navitas
Median Semiconductor DeSPACs (1)
Median LiDAR DeSPACs (2)
SiTime
ALLEGRO (3)
CREE (4)
power integrations
MPS
Texas Instruments
Analog Devices

Note: Market data as of May 4, 2021. Multiples above 75.0x are considered not material.
(1) Semiconductor DeSPACS include Indie and Achronix.
(2) LiDAR DeSPACS include Luminar, Aeye, Aeva, Innoviz Technologies, Velodyne Lidar and Ouster. Aeye represents CY2021E – CY2026E revenue CAGR. Velodyne Lidar represents CY2020E – CY2024E revenue CAGR.
(3) FY2021E – FY2023E used as a proxy. FY ends March 31.
(4) Represents Wolfspeed segment.
Source: company filings, FactSet.

© Navitas Semiconductor 2021

35

Trading Statistics: Recent DeSPACs, Recent Semiconductor IPOs and Power Semiconductors



EV / CY2023E and CY2025E Projected Revenue
EV / CY2022E Projected Revenue
Recent Semiconductor IPOs
Power Semiconductors
Next-Gen High Growth
Mature Diversified
Median 2022E: 7.3x
Median 2022E: 13.4x
Median 2022E: 9.0x
2.3x
6.2x
3.2x
18.5x
2.0x
5.7x
8.6x
6.1x
13.5x
13.4x
6.1x
9.3x
8.8x
25E
23E 25E
23E 25E
23E
Navitas
Median Semiconductor DeSPACs (1)
Median LiDAR DeSPACs (2)
Navitas
SiTime
ALLEGRO (3)
CREE (4)
MPS
power integrations
Texas Instruments
Analog Devices

Note: Market data as of May 4, 2021. Multiples above 75.0x are considered not material.
(1) Semiconductor DeSPACs include Indie and Achronix.
(2) LiDAR DeSPACs include Aeva, Aeye, Innoviz Technologies, Luminar, Ouster and Velodyne Lidar.
(3) FY2023E used as a proxy for CY2022E. FY ends March 31.
(4) Represents Wolfspeed segment.
Source: company filings, FactSet.

© Navitas Semiconductor 2021

36

Valuation Summary

Navitas

- Trading multiples based on power semiconductor comparable players[1] at 9.0x – 13.0x 2022E projected revenue. We apply the **2023 projected revenue metric** and discount at a 20% rate
- For reference, recent early stage / high growth semiconductor deSPACs[2] are trading at a median of 6.2x 2023 projected revenue and recent LiDAR deSPACs[3] are trading at median of 18.0x 2023 projected revenue



Implied enterprise value based on comparable companies ($bn)
Transaction value ($bn)
$2.4
$1.6
$2.0
$1.4
$1.04
5.7x 2023E Projected Revenue
(2.3x 2025E Projected Revenue)
61% Upside
94% Upside
9.0x – 13.0x 2023E Projected Revenue(4)
Discount rate: 20%
Implied future enterprise value
Implied current enterprise value
Proposed transaction enterprise value

(1) Comparable power semiconductor companies include Monolithic Power Systems, Cree Inc., Power Integrations, Texas Instruments, and Analog Devices.
(2) Semiconductor DeSPACs include Indie and Achronix.
(3) LiDAR DeSPACs include Aeva, Aeye, Innoviz Technologies, Luminar, Ouster and Velodyne Lidar.
(4) 2023E projected revenue ~$182mm.
Source: company filings, FactSet.

© Navitas Semiconductor 2021

37

Thank You 37Thank You 37

Risk Factors Related to Navitas Important Disclosures The list below of risk factors has been prepared in connection with the proposed business combination of Live Oak Acquisition Corp. II (“LOKB”) and Navitas Semiconductor Limited (the “Business Combination”). All references to “Navitas,” “we,” “us” or “our” refer to the business of Navitas Semiconductor Limited and its consolidated subsidiaries. The risks presented below are certain of the general risks related to the business of Navitas and the Business Combination, and such list is not exhaustive. The list below is qualified in its entirety by disclosures contained in future documents filed or furnished by Navitas and LOKB with the U.S. Securities and Exchange Commission (“SEC”), including the documents filed or furnished in connection with the proposed transactions between Navitas and LOKB. The risks presented in such filings will be consistent with those that would be required for a public company in its SEC filings, including with respect to the business and securities of Navitas and LOKB and the proposed transactions between Navitas and LOKB, and may differ significantly from and be more extensive than those presented below. If we cannot address any of the following risks and uncertainties effectively, or any other risks and difficulties that may arise in the future, our business, financial condition or results of operations could be materially and adversely affected. The risks described below are not the only ones we face. Additional risks that we currently do not know about or that we currently believe to be immaterial may also impair our business, financial condition or results of operations. You should review the investor presentation and perform your own due diligence prior to making an investment in Navitas and LOKB. RISKS RELATED TO NAVITAS’ BUSINESS ▪ The cyclical nature of the semiconductor industry may limit Navitas’ ability to maintain or improve its net sales and profitability. ▪ Downturns or volatility in general economic conditions could have a material adverse effect on Navitas’ business, financial condition, results of operations and liquidity. ▪ Navitas’ business could be materially and adversely affected by the current global COVID-19 pandemic or other health epidemics and outbreaks. ▪ The semiconductor industry is highly competitive. If Navitas is not able to compete successfully, its business, financial results and future prospects will be harmed. ▪ The semiconductor industry is characterized by continued price erosion, especially after a product has been on the market. ▪ Navitas’ working capital needs are difficult to predict. ▪ Industry consolidation may result in increased competition, which could result in a reduction in revenue. ▪ Navitas depends on growth in the end markets that use its products. Any slowdown in the growth of these end markets could adversely affect its financial results. ▪ The average selling prices of products in Navitas’ markets have historically decreased over time and could do so in the future, which could adversely impact Navitas’ revenue and profitability. ▪ Navitas is dependent on a limited number of distributors and end customers. The loss of, or a significant disruption in the relationships with any of these distributors or end customers, could significantly reduce Navitas’ revenue and adversely impact Navitas’ operating result. ▪ A significant portion of Navitas’ net sales is generated through customers in China which subjects Navitas to risks associated with changes of Chinese customer interest and governmental or regulatory changes. ▪ If Navitas fails in a timely and cost-effective manner to develop new product features or new products that address customer preferences and achieve market acceptance, Navitas’ operating results could be adversely affected. ▪ If Navitas fails to accurately anticipate and respond to rapid technological change in the industries in which Navitas operates, Navitas’ ability to attract and retain customers could be impaired and its competitive position could be harmed. ▪ Navitas’ competitive position could be adversely affected if it is unable to meet customers’ or device manufacturers’ quality requirements. ▪ If Navitas is unable to expand or further diversify its customer base, its business, financial condition, and results of operations could suffer. ▪ Navitas’ success and future revenue depends on its ability to achieve design wins and to convince Navitas’ current and prospective customers to design its products into their product offerings. If Navitas does not continue to win designs or its products are not designed into its customers’ product offerings, Navitas’ results of operations and business will be harmed. ▪ Even if Navitas succeeds in securing design wins for its products, Navitas may not generate timely or sufficient net sales or margins from those wins and its financial results could suffer. © Navitas Semiconductor 2021 39Risk Factors Related to Navitas Important Disclosures The list below of risk factors has been prepared in connection with the proposed business combination of Live Oak Acquisition Corp. II (“LOKB”) and Navitas Semiconductor Limited (the “Business Combination”). All references to “Navitas,” “we,” “us” or “our” refer to the business of Navitas Semiconductor Limited and its consolidated subsidiaries. The risks presented below are certain of the general risks related to the business of Navitas and the Business Combination, and such list is not exhaustive. The list below is qualified in its entirety by disclosures contained in future documents filed or furnished by Navitas and LOKB with the U.S. Securities and Exchange Commission (“SEC”), including the documents filed or furnished in connection with the proposed transactions between Navitas and LOKB. The risks presented in such filings will be consistent with those that would be required for a public company in its SEC filings, including with respect to the business and securities of Navitas and LOKB and the proposed transactions between Navitas and LOKB, and may differ significantly from and be more extensive than those presented below. If we cannot address any of the following risks and uncertainties effectively, or any other risks and difficulties that may arise in the future, our business, financial condition or results of operations could be materially and adversely affected. The risks described below are not the only ones we face. Additional risks that we currently do not know about or that we currently believe to be immaterial may also impair our business, financial condition or results of operations. You should review the investor presentation and perform your own due diligence prior to making an investment in Navitas and LOKB. RISKS RELATED TO NAVITAS’ BUSINESS ▪ The cyclical nature of the semiconductor industry may limit Navitas’ ability to maintain or improve its net sales and profitability. ▪ Downturns or volatility in general economic conditions could have a material adverse effect on Navitas’ business, financial condition, results of operations and liquidity. ▪ Navitas’ business could be materially and adversely affected by the current global COVID-19 pandemic or other health epidemics and outbreaks. ▪ The semiconductor industry is highly competitive. If Navitas is not able to compete successfully, its business, financial results and future prospects will be harmed. ▪ The semiconductor industry is characterized by continued price erosion, especially after a product has been on the market. ▪ Navitas’ working capital needs are difficult to predict. ▪ Industry consolidation may result in increased competition, which could result in a reduction in revenue. ▪ Navitas depends on growth in the end markets that use its products. Any slowdown in the growth of these end markets could adversely affect its financial results. ▪ The average selling prices of products in Navitas’ markets have historically decreased over time and could do so in the future, which could adversely impact Navitas’ revenue and profitability. ▪ Navitas is dependent on a limited number of distributors and end customers. The loss of, or a significant disruption in the relationships with any of these distributors or end customers, could significantly reduce Navitas’ revenue and adversely impact Navitas’ operating result. ▪ A significant portion of Navitas’ net sales is generated through customers in China which subjects Navitas to risks associated with changes of Chinese customer interest and governmental or regulatory changes. ▪ If Navitas fails in a timely and cost-effective manner to develop new product features or new products that address customer preferences and achieve market acceptance, Navitas’ operating results could be adversely affected. ▪ If Navitas fails to accurately anticipate and respond to rapid technological change in the industries in which Navitas operates, Navitas’ ability to attract and retain customers could be impaired and its competitive position could be harmed. ▪ Navitas’ competitive position could be adversely affected if it is unable to meet customers’ or device manufacturers’ quality requirements. ▪ If Navitas is unable to expand or further diversify its customer base, its business, financial condition, and results of operations could suffer. ▪ Navitas’ success and future revenue depends on its ability to achieve design wins and to convince Navitas’ current and prospective customers to design its products into their product offerings. If Navitas does not continue to win designs or its products are not designed into its customers’ product offerings, Navitas’ results of operations and business will be harmed. ▪ Even if Navitas succeeds in securing design wins for its products, Navitas may not generate timely or sufficient net sales or margins from those wins and its financial results could suffer. © Navitas Semiconductor 2021 39

Risk Factors Related to Navitas (Cont’d) Important Disclosures RISKS RELATED TO NAVITAS’ BUSINESS (CONT’D) ▪ The success of some of Navitas’ products are dependent on Navitas’ customers’ ability to develop products that achieve market acceptance, and Navitas’ customers’ failure to do so could negatively affect Navitas’ business, financial condition, and results of operations. ▪ If Navitas’ products do not conform to, or are not compatible with, existing or emerging industry standards, demand for its products may decrease, which in turn would harm Navitas’ business and operating results. ▪ Reliability is especially critical in the power semiconductor industry, and any adverse reliability result by Navitas with any of its customers could negatively affect Navitas’ business, financial condition, and results of operations. ▪ Because Navitas does not have long-term purchase commitments with its customers, orders may be cancelled, reduced, or rescheduled with little or no notice, which in turn exposes Navitas to inventory risk, and may cause its business, financial results and future prospect to be harmed. ▪ The complexity of Navitas’ products could result in unforeseen delays or expenses from undetected defects, errors or bugs in hardware or software which could reduce the market adoption of Navitas’ products, damage its reputation with current or prospective customers and adversely affect its operating costs. ▪ Warranty claims, product liability claims and product recalls could harm Navitas’ business, results of operations and financial condition. ▪ Navitas relies on a single third-party wafer fabrication facility for the fabrication of semiconductor wafers and on a limited number of suppliers of other materials, and the failure of this facility or any of these suppliers or additional suppliers to continue to produce wafers or other materials on a timely basis could harm Navitas’ business and its financial results. ▪ Navitas may experience difficulties in transitioning to new wafer fabrication process technologies or in achieving higher levels of design integration, which may result in reduced manufacturing yields, delays in product deliveries and increased costs. ▪ If Navitas’ foundry vendors do not achieve satisfactory yields or quality, Navitas’ reputation and customer relationships could be harmed. ▪ Navitas depends on vendors for the supply of certain new technology used in Navitas’ power system technology. Should these new technologies not be available, or not achieve satisfactory performance or quality requirements of Navitas’ customers or should the cost be increased of these technologies, Navitas’ financial condition and results of operations could be harmed. ▪ Navitas relies on the timely supply of materials and could suffer if suppliers fail to meet their delivery obligations or raise prices. Certain materials needed in Navitas’ manufacturing operations are only available from a limited number of suppliers. ▪ Navitas depends on independent contractors and third parties to provide key services in its product development and operations, and any disruption of their services, or an increase in cost of these services, could negatively impact Navitas’ financial condition and results of operations. ▪ Navitas relies on its relationships with industry and technology leaders to enhance Navitas’ product offerings and its inability to continue to develop or maintain such relationships in the future would harm Navitas’ ability to remain competitive. ▪ Navitas is subject to risks and uncertainties associated with international operations, which may harm its business. ▪ Navitas’ company culture has contributed to its success and if Navitas cannot maintain this culture as it grows, its business could be harmed. ▪ Loss of key management or other highly skilled personnel, or an inability to attract such management and other personnel, could adversely affect Navitas’ business. ▪ Navitas may not be able to effectively manage its growth and may need to incur significant expenditures to address the additional operational and control requirements of its growth, either of which could harm Navitas’ business and operating results. ▪ Navitas has an accumulated deficit and has incurred net losses in the past, and it may continue to incur net losses in the future. ▪ Increased costs of wafers and materials, or shortages in wafers and materials, could increase Navitas’ costs of operations and Navitas’ business could be harmed. ▪ Raw material price fluctuations can increase the cost of Navitas’ products, impact its ability to meet customer commitments, and may adversely affect its results of operations. ▪ Navitas’ actual operating results may differ significantly from its guidance. ▪ Events beyond Navitas’ control could have an adverse effect on its business, financial condition, results of operations and cash flows. ▪ Fluctuations in foreign exchange rates could have an adverse effect on Navitas’ results of operations. ▪ Navitas’ quarterly net sales and operating results are difficult to predict accurately and may fluctuate significantly from period to period. As a result, Navitas may fail to meet the expectations of investors, which could cause the combined company’s stock price to decline. © Navitas Semiconductor 2021 40Risk Factors Related to Navitas (Cont’d) Important Disclosures RISKS RELATED TO NAVITAS’ BUSINESS (CONT’D) ▪ The success of some of Navitas’ products are dependent on Navitas’ customers’ ability to develop products that achieve market acceptance, and Navitas’ customers’ failure to do so could negatively affect Navitas’ business, financial condition, and results of operations. ▪ If Navitas’ products do not conform to, or are not compatible with, existing or emerging industry standards, demand for its products may decrease, which in turn would harm Navitas’ business and operating results. ▪ Reliability is especially critical in the power semiconductor industry, and any adverse reliability result by Navitas with any of its customers could negatively affect Navitas’ business, financial condition, and results of operations. ▪ Because Navitas does not have long-term purchase commitments with its customers, orders may be cancelled, reduced, or rescheduled with little or no notice, which in turn exposes Navitas to inventory risk, and may cause its business, financial results and future prospect to be harmed. ▪ The complexity of Navitas’ products could result in unforeseen delays or expenses from undetected defects, errors or bugs in hardware or software which could reduce the market adoption of Navitas’ products, damage its reputation with current or prospective customers and adversely affect its operating costs. ▪ Warranty claims, product liability claims and product recalls could harm Navitas’ business, results of operations and financial condition. ▪ Navitas relies on a single third-party wafer fabrication facility for the fabrication of semiconductor wafers and on a limited number of suppliers of other materials, and the failure of this facility or any of these suppliers or additional suppliers to continue to produce wafers or other materials on a timely basis could harm Navitas’ business and its financial results. ▪ Navitas may experience difficulties in transitioning to new wafer fabrication process technologies or in achieving higher levels of design integration, which may result in reduced manufacturing yields, delays in product deliveries and increased costs. ▪ If Navitas’ foundry vendors do not achieve satisfactory yields or quality, Navitas’ reputation and customer relationships could be harmed. ▪ Navitas depends on vendors for the supply of certain new technology used in Navitas’ power system technology. Should these new technologies not be available, or not achieve satisfactory performance or quality requirements of Navitas’ customers or should the cost be increased of these technologies, Navitas’ financial condition and results of operations could be harmed. ▪ Navitas relies on the timely supply of materials and could suffer if suppliers fail to meet their delivery obligations or raise prices. Certain materials needed in Navitas’ manufacturing operations are only available from a limited number of suppliers. ▪ Navitas depends on independent contractors and third parties to provide key services in its product development and operations, and any disruption of their services, or an increase in cost of these services, could negatively impact Navitas’ financial condition and results of operations. ▪ Navitas relies on its relationships with industry and technology leaders to enhance Navitas’ product offerings and its inability to continue to develop or maintain such relationships in the future would harm Navitas’ ability to remain competitive. ▪ Navitas is subject to risks and uncertainties associated with international operations, which may harm its business. ▪ Navitas’ company culture has contributed to its success and if Navitas cannot maintain this culture as it grows, its business could be harmed. ▪ Loss of key management or other highly skilled personnel, or an inability to attract such management and other personnel, could adversely affect Navitas’ business. ▪ Navitas may not be able to effectively manage its growth and may need to incur significant expenditures to address the additional operational and control requirements of its growth, either of which could harm Navitas’ business and operating results. ▪ Navitas has an accumulated deficit and has incurred net losses in the past, and it may continue to incur net losses in the future. ▪ Increased costs of wafers and materials, or shortages in wafers and materials, could increase Navitas’ costs of operations and Navitas’ business could be harmed. ▪ Raw material price fluctuations can increase the cost of Navitas’ products, impact its ability to meet customer commitments, and may adversely affect its results of operations. ▪ Navitas’ actual operating results may differ significantly from its guidance. ▪ Events beyond Navitas’ control could have an adverse effect on its business, financial condition, results of operations and cash flows. ▪ Fluctuations in foreign exchange rates could have an adverse effect on Navitas’ results of operations. ▪ Navitas’ quarterly net sales and operating results are difficult to predict accurately and may fluctuate significantly from period to period. As a result, Navitas may fail to meet the expectations of investors, which could cause the combined company’s stock price to decline. © Navitas Semiconductor 2021 40

Risk Factors Related to Navitas (Cont’d) Important Disclosures RISKS RELATED TO NAVITAS’ BUSINESS (CONT’D) ▪ Due to Navitas’ limited operating history, Navitas may have difficulty accurately predicting its future revenue and appropriately budgeting its expenses. ▪ While Navitas intends to continue to invest in research and development, Navitas may be unable to make the substantial investments that are required to remain competitive in its business. ▪ Shifts in Navitas’ product mix or customer mix may result in declines in gross margin. ▪ Changes to financial accounting standards may affect Navitas’ results of operations and could cause Navitas to change its business practices. ▪ From time to time, Navitas may rely on strategic partnerships, joint ventures and alliances for manufacturing and research and development. However, Navitas may not control these partnerships and joint ventures, and actions taken by any of its partners or the termination of these partnerships or joint ventures could adversely affect its business. ▪ Navitas may from time to time desire to exit certain programs or businesses, or to restructure its operations, but may not be successful in doing so. ▪ Navitas may pursue mergers, acquisitions, investments and joint ventures, which could divert its management’s attention or otherwise disrupt its operations and adversely affect its results of operations. ▪ Navitas may require additional capital to support its business, and this capital might not be available on acceptable terms, if at all. ▪ Servicing Navitas’ debt and other payment obligations requires a significant amount of cash, and Navitas may not have sufficient cash flow from its business to pay its debts. ▪ Navitas’ loan agreements contain certain restrictive covenants that may limit its operating flexibility. ▪ Navitas’ business depends on the proper functioning of internal processes and information technology systems. A failure of these processes and systems, data breaches, cyber-attacks, or cyber-fraud may cause business disruptions, compromise Navitas’ intellectual property or other sensitive information, litigation or government actions, or result in losses. ▪ Inadequate internal controls could result in inaccurate financial reporting. ▪ Navitas could be subject to domestic or international changes in tax laws, tax rates or the adoption of new tax legislation, or it could otherwise have exposure to additional tax liabilities, which could adversely affect Navitas’ business, results of operations, financial condition or future profitability. ▪ Navitas is a tax resident of, and is subject to tax in, both the United States and Ireland. While Navitas intends to pursue relief from double taxation under the double tax treaty between the United States and Ireland, there can be no assurance that such efforts will be successful. Accordingly, the status of Navitas as a tax resident in the U.S. and Ireland may result in an increase in its cash tax obligations and effective tax rate, which increase may be material. ▪ As a consequence of Navitas being treated as an inverted domestic corporation under the Homeland Security Act, the U.S. federal government and certain state and local governments may refrain from entering into contracts with Navitas in the future, which could substantially decrease the value of Navitas’ business and, accordingly, the value of LOKB common shares. ▪ In connection with the restructuring of Navitas in 2020, substantially all of the intellectual property and other intangible assets of Navitas were sold from a subsidiary of the Navitas group to Navitas Semiconductor Limited. Navitas is in the process of obtaining third-party valuations of the transferred assets to support the purchase price paid for such assets. However, there can be no assurance that the relevant taxing authorities will agree with the purchase price ascribed to the transferred assets, and an adjustment to the purchase price could adversely impact Navitas’ tax position. ▪ As a result of plans to expand Navitas’ business operations, including to jurisdictions in which tax laws may not be favorable, LOKB’s and Navitas’ obligations may change or fluctuate, become significantly more complex or become subject to greater risk of examination by taxing authorities, any of which could adversely affect Navitas’ after-tax profitability and financial results. ▪ Navitas’ ability to use net operating loss carryforwards and other tax attributes may be limited in connection with the Business Combination or other ownership changes. ▪ Navitas may not be able to adequately protect its intellectual property rights. If Navitas fails to adequately enforce or defend its intellectual property rights, its business may be harmed. ▪ Navitas may not be able to obtain additional patents and the legal protection afforded by any additional patents may not adequately cover the full scope of Navitas’ business or permit Navitas to gain or keep any competitive advantage. ▪ If Navitas infringes or misappropriates, or is accused of infringing or misappropriating, the intellectual property rights of third parties, it may incur substantial costs or prevent Navitas from being able to commercialize new products. ▪ Navitas’ ability to design and introduce new products in a timely manner is dependent upon third-party IP, including “open source” software. ▪ Certain software that Navitas uses in its products is licensed from third parties and may not be available to Navitas in the future, which may delay product development and production or cause Navitas to incur additional expense. ▪ Navitas’ business is exposed to the risks associated with litigation, investigations and regulatory proceedings. © Navitas Semiconductor 2021 41Risk Factors Related to Navitas (Cont’d) Important Disclosures RISKS RELATED TO NAVITAS’ BUSINESS (CONT’D) ▪ Due to Navitas’ limited operating history, Navitas may have difficulty accurately predicting its future revenue and appropriately budgeting its expenses. ▪ While Navitas intends to continue to invest in research and development, Navitas may be unable to make the substantial investments that are required to remain competitive in its business. ▪ Shifts in Navitas’ product mix or customer mix may result in declines in gross margin. ▪ Changes to financial accounting standards may affect Navitas’ results of operations and could cause Navitas to change its business practices. ▪ From time to time, Navitas may rely on strategic partnerships, joint ventures and alliances for manufacturing and research and development. However, Navitas may not control these partnerships and joint ventures, and actions taken by any of its partners or the termination of these partnerships or joint ventures could adversely affect its business. ▪ Navitas may from time to time desire to exit certain programs or businesses, or to restructure its operations, but may not be successful in doing so. ▪ Navitas may pursue mergers, acquisitions, investments and joint ventures, which could divert its management’s attention or otherwise disrupt its operations and adversely affect its results of operations. ▪ Navitas may require additional capital to support its business, and this capital might not be available on acceptable terms, if at all. ▪ Servicing Navitas’ debt and other payment obligations requires a significant amount of cash, and Navitas may not have sufficient cash flow from its business to pay its debts. ▪ Navitas’ loan agreements contain certain restrictive covenants that may limit its operating flexibility. ▪ Navitas’ business depends on the proper functioning of internal processes and information technology systems. A failure of these processes and systems, data breaches, cyber-attacks, or cyber-fraud may cause business disruptions, compromise Navitas’ intellectual property or other sensitive information, litigation or government actions, or result in losses. ▪ Inadequate internal controls could result in inaccurate financial reporting. ▪ Navitas could be subject to domestic or international changes in tax laws, tax rates or the adoption of new tax legislation, or it could otherwise have exposure to additional tax liabilities, which could adversely affect Navitas’ business, results of operations, financial condition or future profitability. ▪ Navitas is a tax resident of, and is subject to tax in, both the United States and Ireland. While Navitas intends to pursue relief from double taxation under the double tax treaty between the United States and Ireland, there can be no assurance that such efforts will be successful. Accordingly, the status of Navitas as a tax resident in the U.S. and Ireland may result in an increase in its cash tax obligations and effective tax rate, which increase may be material. ▪ As a consequence of Navitas being treated as an inverted domestic corporation under the Homeland Security Act, the U.S. federal government and certain state and local governments may refrain from entering into contracts with Navitas in the future, which could substantially decrease the value of Navitas’ business and, accordingly, the value of LOKB common shares. ▪ In connection with the restructuring of Navitas in 2020, substantially all of the intellectual property and other intangible assets of Navitas were sold from a subsidiary of the Navitas group to Navitas Semiconductor Limited. Navitas is in the process of obtaining third-party valuations of the transferred assets to support the purchase price paid for such assets. However, there can be no assurance that the relevant taxing authorities will agree with the purchase price ascribed to the transferred assets, and an adjustment to the purchase price could adversely impact Navitas’ tax position. ▪ As a result of plans to expand Navitas’ business operations, including to jurisdictions in which tax laws may not be favorable, LOKB’s and Navitas’ obligations may change or fluctuate, become significantly more complex or become subject to greater risk of examination by taxing authorities, any of which could adversely affect Navitas’ after-tax profitability and financial results. ▪ Navitas’ ability to use net operating loss carryforwards and other tax attributes may be limited in connection with the Business Combination or other ownership changes. ▪ Navitas may not be able to adequately protect its intellectual property rights. If Navitas fails to adequately enforce or defend its intellectual property rights, its business may be harmed. ▪ Navitas may not be able to obtain additional patents and the legal protection afforded by any additional patents may not adequately cover the full scope of Navitas’ business or permit Navitas to gain or keep any competitive advantage. ▪ If Navitas infringes or misappropriates, or is accused of infringing or misappropriating, the intellectual property rights of third parties, it may incur substantial costs or prevent Navitas from being able to commercialize new products. ▪ Navitas’ ability to design and introduce new products in a timely manner is dependent upon third-party IP, including “open source” software. ▪ Certain software that Navitas uses in its products is licensed from third parties and may not be available to Navitas in the future, which may delay product development and production or cause Navitas to incur additional expense. ▪ Navitas’ business is exposed to the risks associated with litigation, investigations and regulatory proceedings. © Navitas Semiconductor 2021 41

Risk Factors Related to Navitas (Cont’d) Important Disclosures RISKS RELATED TO NAVITAS’ BUSINESS (CONT’D) ▪ The failure of Navitas to comply with the large body of laws and regulations to which it is subject or to successfully develop and implement policies, procedures and practices intended to facilitate compliance with such laws and regulations could have a material adverse effect its business and operations. ▪ Navitas is subject to export restrictions and laws affecting trade and investments that could materially and adversely affect its business and results of operations. ▪ In order to comply with environmental and occupational health and safety laws and regulations, Navitas may need to modify its activities or incur substantial costs, and such laws and regulations, including any failure to comply with such laws and regulations, could subject Navitas to substantial costs, liabilities, obligations and fines, or require it to have suppliers alter their processes. ▪ Conflict minerals and other supply chain diligence and disclosure regulations may force Navitas to incur additional expenses, may result in damage to its business reputation and may adversely impact its ability to conduct its business. ▪ Navitas could be adversely affected by violations of applicable anti-corruption laws or violations of its internal policies designed to ensure ethical business practices. ▪ Navitas qualifies as an “emerging growth company” within the meaning of the Securities Act of 1933, as amended, and if it takes advantage of certain exemptions from disclosure requirements available to emerging growth companies, it could make its securities less attractive to investors and may make it more difficult to compare its performance to the performance of other public companies. ▪ Navitas’ management has limited public company experience. As a result of becoming a public company, Navitas will be subject to additional regulatory compliance requirements and if Navitas fails to maintain an effective system of internal controls, Navitas may not be able to accurately report its financial results or prevent fraud. ▪ Compliance with state, federal, and foreign laws and regulations related to privacy, data use, and security may require increased capital expenditure, and a failure to comply with such laws and regulations could adversely affect Navitas. ▪ Regulations and evolving legislation governing issues involving climate change and sustainability could result in increased operating costs, which could have a material adverse effect on Navitas’ business. ▪ Part of Navitas’ business strategy includes certain claimed emissions-reduction benefits associated with the use of its products. Calculation of these benefits is complex and may need to be revised in the future if new information becomes available, and to the extent such a revision reduces the anticipated emissions-reduction benefits, this could adversely impact Navitas’ ability to market the sustainability aspects of its products. ▪ Navitas’ “awarded” and “qualified” opportunities may not be converted into binding orders or sales, and customers may cancel or delay that pipeline. ▪ Navitas’ projections are subject to significant risks, assumptions, estimates and uncertainties. As a result, our projected revenues, gross margin, EBITDA, market share, expenses and profitability may differ materially from our expectations. ▪ Navitas’ operating results and performance forecasts and projections regarding Navitas’ target markets rely in large part upon assumptions, estimates, measurements, testing, analyses and data developed and performed by Navitas. If these estimates, measurements, testing, analyses and data prove to be incorrect or flawed, Navitas’ actual operating results and performance may suffer or fail to meet expectations. ▪ Incorrect estimates or assumptions by management in connection with the preparation of Navitas’ consolidated financial statements could adversely affect Navitas’ reported assets, liabilities, income, revenue or expenses. © Navitas Semiconductor 2021 42Risk Factors Related to Navitas (Cont’d) Important Disclosures RISKS RELATED TO NAVITAS’ BUSINESS (CONT’D) ▪ The failure of Navitas to comply with the large body of laws and regulations to which it is subject or to successfully develop and implement policies, procedures and practices intended to facilitate compliance with such laws and regulations could have a material adverse effect its business and operations. ▪ Navitas is subject to export restrictions and laws affecting trade and investments that could materially and adversely affect its business and results of operations. ▪ In order to comply with environmental and occupational health and safety laws and regulations, Navitas may need to modify its activities or incur substantial costs, and such laws and regulations, including any failure to comply with such laws and regulations, could subject Navitas to substantial costs, liabilities, obligations and fines, or require it to have suppliers alter their processes. ▪ Conflict minerals and other supply chain diligence and disclosure regulations may force Navitas to incur additional expenses, may result in damage to its business reputation and may adversely impact its ability to conduct its business. ▪ Navitas could be adversely affected by violations of applicable anti-corruption laws or violations of its internal policies designed to ensure ethical business practices. ▪ Navitas qualifies as an “emerging growth company” within the meaning of the Securities Act of 1933, as amended, and if it takes advantage of certain exemptions from disclosure requirements available to emerging growth companies, it could make its securities less attractive to investors and may make it more difficult to compare its performance to the performance of other public companies. ▪ Navitas’ management has limited public company experience. As a result of becoming a public company, Navitas will be subject to additional regulatory compliance requirements and if Navitas fails to maintain an effective system of internal controls, Navitas may not be able to accurately report its financial results or prevent fraud. ▪ Compliance with state, federal, and foreign laws and regulations related to privacy, data use, and security may require increased capital expenditure, and a failure to comply with such laws and regulations could adversely affect Navitas. ▪ Regulations and evolving legislation governing issues involving climate change and sustainability could result in increased operating costs, which could have a material adverse effect on Navitas’ business. ▪ Part of Navitas’ business strategy includes certain claimed emissions-reduction benefits associated with the use of its products. Calculation of these benefits is complex and may need to be revised in the future if new information becomes available, and to the extent such a revision reduces the anticipated emissions-reduction benefits, this could adversely impact Navitas’ ability to market the sustainability aspects of its products. ▪ Navitas’ “awarded” and “qualified” opportunities may not be converted into binding orders or sales, and customers may cancel or delay that pipeline. ▪ Navitas’ projections are subject to significant risks, assumptions, estimates and uncertainties. As a result, our projected revenues, gross margin, EBITDA, market share, expenses and profitability may differ materially from our expectations. ▪ Navitas’ operating results and performance forecasts and projections regarding Navitas’ target markets rely in large part upon assumptions, estimates, measurements, testing, analyses and data developed and performed by Navitas. If these estimates, measurements, testing, analyses and data prove to be incorrect or flawed, Navitas’ actual operating results and performance may suffer or fail to meet expectations. ▪ Incorrect estimates or assumptions by management in connection with the preparation of Navitas’ consolidated financial statements could adversely affect Navitas’ reported assets, liabilities, income, revenue or expenses. © Navitas Semiconductor 2021 42

Risk Factors Related to Navitas (Cont’d) Important Disclosures RISKS RELATED TO THE BUSINESS COMBINATION ▪ Our ability to successfully effect the Business Combination and the combined company’s ability to successfully operate the business thereafter will be largely dependent upon the efforts of certain key personnel of Navitas, all of whom we expect to stay with the combined company following the Business Combination. The loss of such key personnel could negatively impact the operations and financial results of the combined business. ▪ Following the consummation of the Business Combination, LOKB’s sole material asset will be its direct equity interest in Navitas and will be accordingly dependent upon distributions from Navitas to pay taxes and cover its corporate and other overhead expenses and pay dividends, if any, on its common stock. ▪ If the Business Combination’s benefits do not meet the expectations of investors or securities analysts, the market price of LOKB’s securities or, following the consummation of the Business Combination, the combined company’s securities, may decline. ▪ There can be no assurance that the combined company’s common stock will be approved for listing on the NYSE or that the combined company will be able to comply with the continued listing standards of the NYSE. ▪ Subsequent to the consummation of the Business Combination, the combined company may be required to take write-downs or write-offs, or the combined company may be subject to restructuring, impairment or other charges that could have a significant negative effect on the combined company’s financial condition, results of operations and the price of our Class A common stock, which could cause you to lose some or all of your investment. ▪ LOKB and Navitas will incur significant transaction costs in connection with the Business Combination. ▪ The consummation of the Business Combination is subject to a number of conditions and if those conditions are not satisfied or waived, the Business Combination Agreement may be terminated in accordance with its terms and the Business Combination may not be completed. ▪ Legal proceedings in connection with the Business Combination, the outcomes of which are uncertain, could delay or prevent the completion of the Business Combination. ▪ The Business Combination or post-combination company may be materially adversely affected by COVID-19. ▪ Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to consummate the Business Combination, and results of operations. © Navitas Semiconductor 2021 43Risk Factors Related to Navitas (Cont’d) Important Disclosures RISKS RELATED TO THE BUSINESS COMBINATION ▪ Our ability to successfully effect the Business Combination and the combined company’s ability to successfully operate the business thereafter will be largely dependent upon the efforts of certain key personnel of Navitas, all of whom we expect to stay with the combined company following the Business Combination. The loss of such key personnel could negatively impact the operations and financial results of the combined business. ▪ Following the consummation of the Business Combination, LOKB’s sole material asset will be its direct equity interest in Navitas and will be accordingly dependent upon distributions from Navitas to pay taxes and cover its corporate and other overhead expenses and pay dividends, if any, on its common stock. ▪ If the Business Combination’s benefits do not meet the expectations of investors or securities analysts, the market price of LOKB’s securities or, following the consummation of the Business Combination, the combined company’s securities, may decline. ▪ There can be no assurance that the combined company’s common stock will be approved for listing on the NYSE or that the combined company will be able to comply with the continued listing standards of the NYSE. ▪ Subsequent to the consummation of the Business Combination, the combined company may be required to take write-downs or write-offs, or the combined company may be subject to restructuring, impairment or other charges that could have a significant negative effect on the combined company’s financial condition, results of operations and the price of our Class A common stock, which could cause you to lose some or all of your investment. ▪ LOKB and Navitas will incur significant transaction costs in connection with the Business Combination. ▪ The consummation of the Business Combination is subject to a number of conditions and if those conditions are not satisfied or waived, the Business Combination Agreement may be terminated in accordance with its terms and the Business Combination may not be completed. ▪ Legal proceedings in connection with the Business Combination, the outcomes of which are uncertain, could delay or prevent the completion of the Business Combination. ▪ The Business Combination or post-combination company may be materially adversely affected by COVID-19. ▪ Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, including our ability to consummate the Business Combination, and results of operations. © Navitas Semiconductor 2021 43